PAUL DAVID MAROTTA (CA State Bar No. 111812)
MEGAN JEANNE (CA State Bar No. 251294)
THE CORPORATE LAW GROUP
1342 ROLLINS ROAD
BURLINGAME, CA 94010
Telephone: (650) 227-8000
Facsimile: (650) 227-8001
Email: paul@tclg.com
megan@tclg.com

TRENT J. WADDOUPS
CARR & WADDOUPS
ATTORNEYS AT LAW, LLC
8 EAST BROADWAY, SUITE 609
SALT LAKE CITY, UTAH 84111
Telephone: (801) 363-0888
Facsimile: (801) 363-8512
Email: trent@cw-law.net

Attorneys for Defendant
MENTOR CAPITAL, INC., a Delaware corporation

UNITED STATES DISTRICT COURT FOR

THE DISTRICT OF UTAH

GENA GOLDEN, an individual and SUSAN GOLDEN, an individual, Plaintiffs, v. MENTOR CAPITAL, INC., a Delaware corporation, LABERTEW & ASSOCIATES, a Utah limited liability company, and MICHAEL L. LABERTEW, an individual, Defendants. MENTOR CAPITAL, INC., a Delaware corporation, Third-Party Plaintiff, v. RICHARD GOLDEN, an individual, and SCOTT VAN RIXEL, an individual, Third-Party Defendants.	CIVIL ACTION NO. 2:15-CV-00176-JNP-BCW Honorable Jill N. Parrish Magistrate Brooke C. Wells DECLARATION OF MEGAN JEANNE IN SUPPORT OF MENTOR CAPITAL, INC.'S MOTION FOR RECONSIDERATION OF THE COURT'S ORDER GRANTING PLAINTIFFS' MOTION FOR PARTIAL SUMMARY JUDGMENT

I, Megan Jeanne, declare as follows:

1. I am one of the attorneys representing Mentor Capital, Inc. ("Mentor") in the above captioned matter. I am admitted to practice *pro hac vice* in the United States District Court for the District of Utah.

2. The matters stated herein are known to me personally, and if called and sworn as a witness I could competently testify thereto.

3. On or about January 9, 2015 Mentor filed a Demand for Arbitration with the American Arbitration Association against Bhang Chocolate Company, Inc., Bhang Corporation (the successor in interest of Bhang Chocolate Company, Inc. and together therewith "Bhang"), Scott Van Rixel ("Van Rixel"), Richard Sellers, and William Waggoner. The arbitration is titled *Mentor Capital, Inc. v. Bhang Chocolate Company, Inc. et al.*, Case #01-15-0002-3436 ("Arbitration").

4. On March 14, 2016, in connection with the Arbitration, Mentor took the deposition of Van Rixel. A true and correct copy of pages 93 and 94 of his deposition are attached hereto as Exhibit A.

5. On or about March 6, 2014 Van Rixel sent Mentor's CEO, Chet Billingsley, an email in which he posed some questions from a "legal due diligence and review team" that had arisen in connection with a draft of the Bhang Chocolate – Mentor Capital Cannabis Brands Cooperative Funding Agreement ("Bhang Agreement").

6. When asked the identity of the attorney or attorneys who made up the "legal due diligence and review team" Van Rixel testified that:

> "You're saying who as part of it. There was no legal reviewed due diligence team to be part of. Richard Sellers independent of me approached someone that he knew who felt may have at least some commentary on the transaction just as I had people that I had talked to as well." [94:18-23]

7. Van Rixel testified that he had used the phrase "legal due diligence and review

team" because he

> "was trying to soften the conversation with [Billingsley] that [Van Rixel would] like these answered, but these aren't me questioning you. I would just like you to answer them. So it was – there was no, you know, legal due diligence and review team per se, or any formal structure." [94:3-8].

8. Van Rixel further stated that "the use of the, let's say, formal legal due diligence and review team would be inaccurate." [94:11-13].

9. On May 9, 2016, a three-day hearing for the Arbitration was commenced during which time Van Rixel testified under oath. A true and correct copy of pages 436, 437, 544, 545, 551, and 552 of the Arbitration transcript are attached hereto as Exhibit B.

10. Van Rixel was asked about the identity of the members of the "legal due diligence and review team":

> "Q: Right. And who is Todd?
>
> "A: A friend of Richard Sellers.
>
> "Q: Okay. And he's a lawyer; right?
>
> "A: Yes.
>
> "Q: And you said in your e-mail to Mr. Billingsley that this was supplied today by our legal due diligence and review team; do you see that?
>
> "A: Yes, sir.
>
> "Q: Why did you - - did you have a legal due diligence and review team?
>
> "A: No, sir." [436:14-24

11. When asked about his understanding of certain provisions of the Bhang Agreement Van Rixel testified that "I was not an attorney. I did not consult directly with an attorney." [545:4-5].

12. Van Rixel further testified that Bhang did not engage the services of an attorney to review the Bhang Agreement:

"Q: Todd is the lawyer that Richard Sellers had review [the Bhang Agreement] before you signed it?

"A: He is an attorney, yes.

He was not engaged by Bhang." [552:5-8].

13. At no point in time when asked to identify the members of the "legal due diligence and review team" or any other attorney who had reviewed the Bhang Agreement did Van Rixel ever identify Richard Golden.

I declare under penalty of perjury under the laws of the State of Utah and the laws of the United States of America that the foregoing is true and correct and that this Declaration was signed by the undersigned on October 23, 2017 at Burlingame, California.

/s/ Megan Jeanne
Megan Jeanne

CERTIFICATE OF SERVICE

I, Megan Jeanne, counsel for the above-named Defendant, hereby certify that the foregoing was filed via this Court's Electronic Case Filing system, which will cause a copy of the this filing to be forwarded to all counsel of record.

Date: October 23, 2017

/s/ Megan Jeanne
Megan Jeanne